                                  PALFED, INC.
           This Proxy is Solicited on Behalf of the Board of Directors
                     For the Special Meeting of Shareholders
                                February 3, 1998

         The undersigned hereby appoints Howard M. Hickey, Jr. and John C. Troutman, or either of them, each with full power of substitution, acting jointly or by any one of them if only one be present and acting, attorneys and proxies to vote in the manner specified below (according to the number of shares which the undersigned would be entitled to cast if then personally present) at the Special Meeting of PALFED, Inc. ("PALFED") to be held on February 3, 1998, including any adjournments thereof.

         THIS PROXY SHALL BE VOTED AS DIRECTED. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED "FOR" PROPOSAL ONE. Discretionary authority is hereby conferred as to all other matters that may come before the meeting and all adjournments or postponements thereof.

         YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

                    PLEASE SIGN THIS CARD ON THE REVERSE SIDE

[ X ]  Please mark
       your vote as
       in this example

-----------------------------------------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR proposal ONE.
-----------------------------------------------------------------------------------------------------------------
1. Proposal to approve the Agreement and Plan of Merger, dated as of September          FOR    AGAINST    ABSTAIN
   23, 1997 (the "Agreement"), by and between PALFED and Regions Financial
   Corporation ("Regions") pursuant to which PALFED will merge with and into            [  ]    [  ]        [  ]
   Regions and each share of common stock of PALFED (except for certain shares held by PALFED, Regions, or their respective subsidiaries) will be converted into .70 of a share of Regions common stock, subject to possible upward adjustment, and under such other terms and conditions as are set forth in the Agreement:








                                                                                   Dated:                  , 1998
                                                                                          -----------------

                                                                                   ------------------------------
                                                                                               Signature

                                                                                   ------------------------------
                                                                                               Signature

                                                                                   PLEASE SIGN this proxy exactly as
                                                                                   your name or names appear hereon.
                                                                                   If shares are held jointly,
                                                                                   signatures should appear for both
                                                                                   names. When signing as attorney,
                                                                                   executor, administrator, trustee,
                                                                                   guardian or custodian, please
                                                                                   indicate the capacity in which you
                                                                                   are signing.


PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.